EXHIBIT 99.1

CMGI to Acquire Modus Media

Strategic Acquisition Creates Global Market Leader in Supply Chain Management

with Combined Revenues of Approximately $1 Billion

Acquisition Highlights:

•	Creates global market leader in supply chain management

•	Combined business revenues approach $1 billion

•	Establishes network of 38 locations across 13 countries, including China

•	Provides a broadly diversified set of key customers

•	Expects to generate significant operational synergies

•	Accretive to earnings

CHARLESTOWN, Mass.— March 24, 2004— CMGI, Inc. (Nasdaq: CMGI) announced today it has entered a definitive merger agreement to acquire Modus Media, Inc., a privately-held provider of supply chain management solutions with annual revenues for 2003 of approximately $543 million. CMGI will acquire all of the stock of Modus for approximately $157.5 million in CMGI common stock and a net cash payment of approximately $73 million to retire indebtedness. The transaction is expected to close in the third quarter of calendar year 2004.

“This strategic acquisition is extremely strong and well-timed for CMGI as we expand our global position, particularly in China,” said George McMillan, President and Chief Executive Officer of CMGI. “Our SalesLink subsidiary and Modus Media can together deliver unrivaled supply chain management capabilities and services to clients. Our combined global footprint covers all major markets and includes a very strong presence in China, the most rapidly growing market in the world. Clients will benefit from our ability to service them everywhere with our complete set of supply chain, order management, fulfillment and reverse logistics capabilities. The integration of the two companies also provides current and future clients with one of the most experienced management benches in supply chain management. In short, the timing of the acquisition is opportune as our clients look to partner with a truly global provider.”

By acquiring Modus Media, CMGI will create a supply chain management market leader with nearly $1 billion in annual revenue and 38 locations in 13 countries. The client roster will be widely diversified and include leaders in technology, software, and consumer electronics.

“The acquisition of Modus Media is anticipated to produce far-reaching benefits for CMGI and its shareholders. We committed ourselves to building shareholder value by pursuing a strategic plan to expand our core businesses, including acquiring complementary companies that meet our growth and financial performance criteria. The transaction is expected to be accretive to CMGI’s operating profit and net income excluding restructuring costs in the first year. The synergy potential alone, identified from plant operations, logistics and facilities consolidation, and IT integration is expected to exceed $20 million in annualized savings,” said McMillan. “CMGI has the financial resources to enable the combined business to compete and grow over the long-term in a consolidating industry, invest where customer needs exist, and develop and launch new services that benefit our clients.”

Modus is a leader in delivering integrated supply chain management services to companies in the hardware, software, telecommunications, broadband and wireless industries. It operates 23 solution centers in 13 countries including the United States, Mexico, Ireland, Scotland, Netherlands, France, Hungary, China, Taiwan, Singapore, Malaysia and Korea, and through a joint venture in Japan. Through its subsidiary, SalesLink, CMGI provides supply chain, marketing distribution and fulfillment services to a variety of global companies. SalesLink has nearly 30 years of experience in serving clients in a range of industries and maintains 15 facilities in seven countries.

“The combination of our collective management teams, operational and managerial expertise, breadth of service offerings and global presence creates a powerful supply chain management company that has a strong balance sheet and is competitively well-positioned globally,” said Scott Murray, Chief Executive Officer of Modus. “Together, we expect to continue to make strategic investments in new innovative solutions and services that add value to our clients and employees.”

The exchange ratio for the proposed stock for stock merger is variable, based upon an aggregate purchase price of $157.5 million (subject to reduction if net indebtedness exceeds a targeted amount) and the average closing price of CMGI common stock for the 20 day period ending immediately prior to the second trading day preceding the date of closing, but is limited such that for purposes of this calculation the CMGI closing stock price average utilized will not be less than $2.028 or greater than $2.478, and that in no event will the amount of shares issued by CMGI in the proposed merger exceed certain limitations imposed by the Nasdaq. The consummation of the merger is subject to customary conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other required antitrust and competition approvals, and approval by the stockholders of Modus Media, Inc. The approval of the stockholders of CMGI, Inc. will not be required to consummate the proposed merger. In connection with the execution of the merger agreement, holders of shares of Modus Media representing more than 50% of the voting power of all shares have entered into support agreements in which they have agreed to vote their shares in favor of the merger, subject to limited exceptions. Further, holders of over two-thirds of the outstanding shares of Modus Media, Inc. have entered into agreements limiting their disposition after the closing of shares of CMGI, Inc. received in the merger.

J.P. Morgan Securities Inc. acted as financial advisor to CMGI in connection with the merger.

About CMGI

CMGI, Inc. (Nasdaq: CMGI) provides technology and commerce solutions that help businesses market, sell and distribute their products and services. In addition, CMGI’s venture capital affiliate, @Ventures, focuses on identifying, investing in and developing emerging companies. CMGI offers industry-leading global supply chain management and distribution and fulfillment services, as well as invest in technology-based venture investments. For additional information, see www.cmgi.com.

About SalesLink

SalesLink Corporation is a leading global provider of supply chain, marketing distribution and fulfillment services. Founded in 1976, SalesLink’s experience and unique technology offer clients customized services designed to minimize costs and maximize satisfaction. SalesLink’s services include forward supply chain management, reverse logistics, product packaging and assembly, print management, worldwide procurement and sourcing, inventory and warehouse management, outbound logistics and freight optimization, B2C product fulfillment and B2B e-commerce fulfillment, both directly and through its wholly owned subsidiary, SL Supply Chain Services International Corp. SalesLink is a wholly owned subsidiary of CMGI Inc. (Nasdaq: CMGI). For additional information, see www.saleslink.com.

About Modus

Modus is a leading business process outsource partner for integrated supply chain services around the globe. Leveraging a global technology infrastructure and process management expertise, Modus provides companies in the software, hardware, telecommunications, and broadband and wireless markets with supply chain solutions that improve their clients’ time-to-market, working capital management and distribution efficiencies. Modus services include end-user order management, product packaging and assembly, process and systems integration services, fulfillment and reverse logistics. Modus is headquartered in Westwood, MA and employs 3,500 people across its operations in 13 countries. For additional information, see www.modus.com.

Forward-looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on CMGI’s and Modus Media’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that financial forecasts of either party may not be achieved, including as to expected accretion; (2) the possibility that the parties may be unable to obtain regulatory approvals required for or satisfy other conditions to the merger; (3) problems may arise in successfully integrating the businesses of the two companies; (4) the acquisition may involve unexpected costs; (5) the combined entities may be unable to achieve expected synergies or make expected future investments in the combined businesses; (6) the businesses may suffer as a result of uncertainty surrounding the acquisition; (7) management of the combined entity may face strain on managerial and operational resources as they try to oversee larger operations; and (8) other risks that are described in Securities and Exchange Commission (SEC) reports filed by CMGI. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by CMGI and Modus Media. CMGI and Modus Media assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

Additional Information About the Merger and Where to Find It

CMGI, Inc. intends to file with the SEC a prospectus and other relevant materials in connection with the proposed merger of a subsidiary of CMGI and Modus Media, Inc. The prospectus will be mailed by Modus to its stockholders along with related proxy materials for voting to approve the merger. Modus stockholders are urged to read the prospectus and the other relevant materials when they become available because they will contain important information about CMGI, Modus and the merger. The prospectus and other relevant materials (when they become available), and any other documents filed by CMGI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by CMGI by directing a request to: CMGI, Inc., Attn: Investor Relations, 425 Medford Street, Charlestown, MA 02129. Stockholders are urged to read the prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Contact:

Investors-Financial:

CMGI, Inc.

Tom Oberdorf, 617-886-4523

Chief Financial Officer

ir@cmgi.com

or

Media:

Rasky/Baerlein Group

Chris Hill

Office - 202-530-7702

Cell - 703-625-5519

chill@rasky.com

or

Rasky/Baerlein Group

Nicole Cottrill

Office - 617-443-9933 x329

Cell - 617-290-3864

ncottrill@rasky.com